UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2008
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code:   (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the October 31, 2008 expiration of the Rights Agreement dated as of October 22, 1998 by and between Orbital Sciences Corporation (the “Corporation”) and Computershare Trust Company, N.A., as successor to BankBoston, N.A., as rights agent, the Corporation’s Board of Directors approved an amendment to the Corporation’s Restated Certificate of Incorporation by way of a Certificate of Elimination (the “Certificate of Elimination”). On December 5, 2008, the Corporation filed the Certificate of Elimination with the Secretary of State of the State of Delaware, which is the effective date of the amendment. The Certificate of Elimination (a) eliminated the previously designated 80,000 shares of Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Stock”), none of which were outstanding at the time of the filing, (b) upon such elimination, caused such Series B Stock to resume the status that they held prior to their initial designation, and (c) eliminated all references to the Series B Stock from the Corporation’s Restated Certificate of Incorporation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.0l Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of the Series B Junior Participating Preferred Stock of Orbital Sciences Corporation.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)

Date: December 8, 2008	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of the Series B Junior Participating Preferred Stock of Orbital Sciences Corporation.